PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

     Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                           -------------------------------------------
                                                                                   2002                    2001
                                                                           ---------------------- --------------------
      FFO.............................................................       $    51,341,000         $   46,380,000
      Interest expense................................................             2,983,000                394,000
      Minority interest in income - preferred units...................             8,825,000              6,373,000
      Preferred dividends.............................................             7,550,000              3,175,000
                                                                           ---------------------- --------------------
      Adjusted FFO available to cover fixed charges...................       $    70,699,000         $   56,322,000
                                                                           ====================== ====================

      Fixed charges (1)...............................................       $     3,271,000         $    1,292,000
      Preferred distributions.........................................            16,375,000              9,548,000
                                                                           ---------------------- --------------------
      Combined fixed charges and preferred distributions..............       $    19,646,000         $   10,840,000
                                                                           ====================== ====================

      Ratio of FFO to fixed charges...................................                  21.6                  43.59
                                                                           ====================== ====================
      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                  3.60                   5.20
                                                                           ====================== ====================




                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                       ---------------- --------------- ---------------  --------------- ---------------
FFO................................    $  93,568,000    $  85,977,000   $  76,353,000    $  57,430,000   $  17,597,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
Minority interest   in   income   -
   preferred units.................       14,107,000       12,185,000       4,156,000                -               -
Preferred dividends................        8,854,000        5,088,000       3,406,000                -               -
                                       ---------------- --------------- ---------------  --------------- ---------------
Adjusted   FFO   available to cover
   fixed charges...................    $ 118,244,000    $ 104,731,000   $  87,068,000    $  59,791,000   $  17,598,000
                                       ================ =============== =============== ================ ===============

Fixed charges (1)..................    $   2,806,000    $   2,896,000   $   4,142,000    $   2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                       ---------------- --------------- ---------------  --------------- ---------------
Combined   fixed    charges    and
   preferred distributions.........    $  25,767,000    $  20,169,000   $  11,704,000    $   2,629,000   $       1,000
                                       ================ =============== =============== ================ ===============

Ratio of FFO to fixed charges......            42.14            36.16           21.02            22.74          17,598
                                       ================ =============== =============== ================ ===============

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             4.59             5.19            7.44            22.74          17,598
                                       ================ =============== =============== ================ ===============



(1) Fixed charges include interest expense plus capitalized interest.